Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On February 9, 2021, Tyler Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the "Merger Agreement”) by and among the Company, Topos Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and NIC Inc., a Delaware corporation (“NIC”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Merger Sub will merge with and into NIC (the “Merger”), with NIC surviving the Merger and continuing as a wholly owned subsidiary of the Company.
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Common Stock prior to the Effective Time, par value $0.0001 per share, of NIC (the “NIC Common Stock”) other than (i) shares of NIC Common Stock owned directly or indirectly by the Company, NIC or any of their respective subsidiaries immediately prior to the Effective Time, including shares of NIC held as treasury stock, (ii) shares of NIC Common Stock as to which dissenters’ rights have been properly perfected, and (iii) shares of NIC Common Stock covered by certain unvested NIC restricted stock awards will be converted in the Merger into the right to receive $34.00 in cash, without interest.
Under the terms of the Merger Agreement, the completion of the Merger is subject to certain customary closing conditions, including, among others: (i) adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of NIC Common Stock; (ii) the accuracy of the parties’ respective representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (iii) compliance by the parties with their respective covenants in the Merger Agreement in all material respects; (iv) the absence of any order restraining, enjoining, or otherwise prohibiting the consummation of the Merger; and (v) the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
The Company plans to fund the Merger with a combination of approximately $700 million of cash on the Company’s balance sheet and the proceeds from the issuance of $1.6 billion aggregate principal amount of convertible senior notes due 2026 (the “2026 Notes”) and convertible senior notes due 2028 (the “2028 Notes”) (collectively, the “Notes”). The Company has obtained financing commitments for a $1.6 billion bridge facility and expects to replace the bridge facility with the proceeds of the Notes offering prior to closing.
The Merger has not closed and the consummation of the Merger is subject to numerous risks and uncertainties, including the risks set forth described in Exhibit 99.3 to the Current Report on Form 8-K to which this is unaudited pro forma condensed combined financial information is attached.
The unaudited pro forma condensed combined financial information and explanatory notes presented below show the impact of the Merger, together with the planned issuance of the Notes (collectively, the “Transactions”), on the historical financial position and results of operations of the Company and NIC. The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on December 31, 2020, and the unaudited pro forma condensed combined statement of operations gives effect to the Transactions as if they had occurred on January 1, 2020.
The unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial information and the related footnotes to such financial information:
•Historical audited consolidated financial information of the Company as of and for the year ended December 31, 2020, and the related notes to consolidated financial information, as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated by reference in this Current Report on Form 8-K.
•Historical audited consolidated financial information of NIC as of and for the year ended December 31, 2020, and the related notes to consolidated financial information, as set forth in NIC’s Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated by reference in this Current Report on Form 8-K.

Exhibit 99.2
In May 2020, the SEC adopted Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”). The Company has adopted the provisions of the Final Rule, and the unaudited pro forma condensed combined financial information herein is presented in accordance therewith.
The unaudited pro forma transaction accounting adjustments are based upon available information and reflect estimates and certain assumptions that the Company believes are reasonable under the circumstances. Actual adjustments may differ materially from the information presented herein. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent what the results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project the results of operations or financial condition for any future period or as of any future date.
The unaudited pro forma condensed combined financial information does not reflect the realization of operating efficiencies or other synergies, if any, that may result from the Transactions as a result of planned initiatives following the completion of the Transactions.

Exhibit 99.2
Tyler Technologies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2020
(Dollars in thousands, except per share data)

	Tyler Technologies, Inc.	NIC, Inc.	Transaction Accounting Adjustments ( Note 5)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$603,623	$236,513	$(782,157)	(A)	$57,979
Accounts receivable, net	382,319	155,484	—		537,803
Short-term investments	72,187	—	—		72,187
Prepaid expenses	30,864	—	—		30,864
Income tax receivable	21,598	—	—		21,598
Other current assets	2,479	23,638	—		26,117
Total current assets	1,113,070	415,635	(782,157)		746,548
Accounts receivable, long term	21,417	—	—		21,417
Operating lease right of use assets	18,734	10,809	—		29,543
Property and equipment, net	168,004	9,341	—		177,345
Goodwill	838,428	5,965	1,473,053	(G)	2,317,446
Intangible assets, net	331,189	20,737	733,263	(H)	1,085,189
Non-current investment	82,640	—	—		82,640
Other non-current assets	33,792	1,862	—		35,654
Total assets	$2,607,274	$464,349	$1,424,159		$4,495,782
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,011	$82,364	$—		$96,375
Accrued liabilities	83,084	61,064	—		144,148
Operating lease liabilities	5,904	4,078	—		9,982
Deferred revenue	461,278	6,651	(2,786)	(I)	465,143
Other current liabilities	—	3,840	—		3,840
Total current liabilities	564,277	157,997	(2,786)		719,488
Revolving line of credit	—	—	—		—
Convertible debt	—	—	1,600,000	(B)	1,600,000
Deferred debt issuance costs	—	—	(17,600)	(C)	(17,600)
Deferred revenue, long term	100	—	—		100
Deferred income taxes	40,507	1,097	178,278	(J)	219,882
Operating lease liabilities, long-term	16,279	7,172	—		23,451
Other long term liabilities	—	4,934	—		4,934
Total liabilities	621,163	171,200	1,757,892		2,550,255
Shareholders’ equity:
Preferred stock, $10.00 par value	—	—	—		—
Common stock, $0.01 par value	481	7	(7)	(K)	481
Additional paid-in capital	905,332	129,456	(129,456)	(L)	905,332
Accumulated other comprehensive loss, net of tax	(46)	—	—		(46)
Retained earnings	1,112,156	163,686	(204,270)	(M)	1,071,572
Treasury stock, at cost	(31,812)	—	—		(31,812)
Total shareholders’ equity	1,986,111	293,149	(333,733)		1,945,527
Total liabilities and shareholders’ equity	$2,607,274	$464,349	$1,424,159		$4,495,782

Exhibit 99.2
Tyler Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2020
(Dollars in thousands, except per share data)

	Tyler Technologies, Inc.	NIC, Inc.	Reclassification Adjustments (Note 4)	Transaction Accounting Adjustments (Note 5)		Pro Forma

Software licenses and royalties	$73,164	$—	$—	$—		$73,164
Subscriptions	350,648	—	428,924	—		779,572
Software services	186,409	—	31,530	—		217,939
Maintenance	467,513	—	—	—		467,513
Appraisal services	21,127	—	—	—		21,127
Hardware and other	17,802	—	—	—		17,802
State enterprise revenues	—	331,720	(331,720)	—		—
Software & services revenues	—	128,734	(128,734)	—		—
Total revenues	1,116,663	460,454	—	—		1,577,117

Software licenses and royalties	3,339	—	—	—		3,339
Acquired software	31,962	—	3,521	16,479	(N)	51,962
Software services, maintenance and subscriptions	510,504	—	297,042	(6,465)	(N)	801,081
		—	—	—		—
Appraisal services	15,945	—	—	—		15,945
Hardware and other	12,401	—	—	—		12,401
Total cost of revenues	574,151	—	300,563	10,014		884,728

Gross Profit	542,512	460,454	(300,563)	(10,014)		692,389

State enterprise, exclusive of depreciation & amortization	—	199,901	(199,901)	—		—
Software & services, exclusive of depreciation & amortization	—	94,833	(94,833)	—		—
Enterprise technology & product support	—	29,491	(29,491)	—		—

Selling, general and administrative expenses	259,561	34,551	37,751	43,598	(F)	375,461
Research and development expense	88,363	—	—	—		88,363
Depreciation & amortization	—	14,245	(14,245)	—		—
Amortization of intangible assets	21,662	—	156	30,694	(N)	52,512
Total cost of revenues and operating expenses	943,737	373,021	—	84,306		1,401,064

Operating Income	172,926	87,433	—	(84,306)		176,053

Interest Income (expense), net		389	(389)
Other income (expense), net	2,116		389	(12,543)	(O)	(10,038)
Total other income (expense), net	2,116	389	—	(12,543)		(10,038)

Income before income taxes	175,042	87,822	—	(96,849)		166,015
Income tax (benefit) provision	(19,778)	19,228	—	(21,361)	(P)	(21,911)
Net income	$194,820	$68,594	$—	$(75,488)		$187,926

Earnings per common share
Basic	$4.87					$4.69
Diluted	$4.69					$4.53

Basic	40,035					40,035
Diluted	41,526					41,526	(Q)

Exhibit 99.2
Tyler Technologies, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Information
As of and for the year ended December 31, 2020
(Dollars in thousands, except per share data)
Note 1 – BASIS OF PRO-FORMA PRESENTATION
The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial information of the Company and NIC, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on December 31, 2020, and the unaudited pro forma condensed combined statement of operations gives effect to the Transactions as if they had occurred on January 1, 2020.
The unaudited pro forma transaction accounting adjustments are based upon available information and reflect estimates and certain assumptions that the Company believes are reasonable under the circumstances. Actual adjustments may differ materially from the information presented herein. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent what the results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project the results of operations or financial condition for any future period or as of any future date.
The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and related notes of the Company and NIC as of and for the year ended December 31, 2020.
Note 2 – ACCOUNTING POLICY AND PRESENTATION
The unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2020 has been compiled in a manner consistent with the accounting policies adopted by the Company. Certain reclassifications have been made to NIC’s historical financial information presented herein to conform to the Company’s historical presentation.
Note 3 – PRELIMINARY PURCHASE PRICE ALLOCATION
The Merger will be accounted for as an acquisition in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) which requires the allocation of purchase consideration to the fair value of the identified assets acquired and liabilities assumed upon consummation of a business combination.
The preliminary allocation of the purchase price over the fair value of the identified assets to be acquired and liabilities to be assumed upon consummation of the Merger is as follows:

Purchase price (in cash)	$2,314,559

Cash and cash equivalents	236,513
Accounts receivable, net	155,484
Unbilled revenue	13,200
Other current assets	10,438
Property and equipment, net	9,341
Intangible assets, net	754,000
Other non-current assets, net	1,862
Right of use assets	10,809
Deferred tax asset	(187,692)
Goodwill	1,479,018
Current liabilities	(147,268)
Deferred revenue, current	(3,865)
Deferred tax liabilities	(1,097)
Lease liabilities	(11,250)
Other long term liabilities	(4,934)

Net assets acquired	$2,314,559
The excess of the purchase price over the fair value of the assets to be acquired and liabilities to be assumed is presented as goodwill in the unaudited pro forma condensed combined balance sheet.

Exhibit 99.2
The final allocation of the purchase price will be dependent on a number of factors, including the final valuation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed as of the closing date of the Merger. Accordingly, the preliminary purchase price allocation and acquisition accounting reflected in the unaudited pro forma condensed combined financial information have been made solely for the purpose of preparing these statements and may change upon the receipt of additional and more detailed information. Such changes could result in a material change to the unaudited pro forma condensed combined financial information.
Note 4 – RECLASSIFICATION ADJUSTMENTS
The unaudited pro forma condensed combined financial information has been adjusted to reflect certain reclassifications of NIC's historical financial information to conform to the Company’s financial statement presentation as shown in the table below:

	Presentation in NIC's historical statement of operations	Amounts	Presentation in the unaudited pro forma condensed combined statement of operations	Amounts

(a)	State enterprise revenues	$331,720	Subscriptions	$428,924
	Software & services revenues	$128,734	Software services	$31,530

(b)	State enterprise, exclusive of depreciation & amortization	$(199,901)	Software services, maintenance and subscriptions	$294,734
	Software & services, exclusive of depreciation & amortization	$(94,833)

(c)	Enterprise technology & product support	$(29,491)	Selling, general and administrative expenses	$29,491

(d)	Depreciation & amortization	$(14,245)	Acquired software	$3,521
			Software services, maintenance and subscriptions	$10,101
			Selling, general and administrative expenses	$467
			Amortization of intangible assets	$156

(e)	Software services, maintenance and subscriptions	$(7,793)	Selling, general and administrative expenses	$7,793

(f)	Interest income (expense), net	$(389)	Other income (expense), net	$389
Note 5 – TRANSACTION ACCOUNTING ADJUSTMENTS
The adjustments included in the unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2020 are as follows:
(A)Represents pro forma adjustments to the cash balance to reflect the following:

Gross proceeds from the issuance of the Notes	$1,600,000	(B)
Payment of debt issuance costs	(17,600)	(C)
Payment of bridge facility commitment fees	(6,400)	(D)
Payment of the purchase price	(2,314,559)	(E)
Payment of merger costs	(43,598)	(F)

Net adjustment to cash	$(782,157)	(A)

(B)Represents the gross proceeds from the issuance of the Notes. Net proceeds from the Notes will be used to pay a portion of the purchase price and other related costs.

Exhibit 99.2
(C)Represents estimated financing costs of $17,600, which are capitalized as debt issuance costs in the unaudited pro forma condensed combined balance sheet.
(D)Represents estimated bridge facility commitment fees of $6,400, which are recorded as interest expense in the unaudited pro forma condensed combined statement of operations
(E)Represents the total purchase price, which will be all paid in cash.
(F)Represents estimated transaction costs for advisory, banking, printing, legal, and accounting fees that are not capitalized as a part of the Merger.
(G)Represents an adjustment to record estimated acquisition goodwill of $1,479,018 and to eliminate the historical goodwill of NIC of $5,965. Goodwill largely consists of geographic expansion of services and other synergies of the combined companies, the value of the assembled workforce and other intangible assets that did not qualify for separate recognition. Goodwill is expected to not be deductible for tax purposes.
(H)Represents an adjustment to record the estimated fair value of the intangibles to be acquired of $754,000 and to eliminate NIC’s historical intangible assets of $20,737. Based on the preliminary assessment, the acquired intangible asset categories, estimated fair value and useful lives are as follows:

Intangible Assets	Fair Value	Useful Life (in years)

Customer relationships	$571,000	20
Developed technology	160,000	8
Trade name	23,000	10

Total	$754,000

(I)Represents an adjustment to reduce NIC’s historical deferred revenue of $6,651 to its estimated fair value of $3,865.
(J)Represents the impact of deferred income taxes on fair value adjustments to intangible assets and deferred revenue, and merger costs and bridge facility commitment fees.
(K)Represents an adjustment to eliminate NIC’s historical common stock at par value.
(L)Represents an adjustment to eliminate NIC’s historical additional paid-in capital.
(M)Represents the following adjustments to retained earnings:

Elimination of NIC's historical retained earnings	$(163,686)
Merger costs	(43,598)	(F)
Bridge facility commitment fees	(6,400)	(D)
Tax adjustment on merger costs and commitment fees	9,414

Net adjustment to retained earnings	$(204,270)

Exhibit 99.2
(N)Represents adjustments to record amortization expense attributable to the fair value of intangible assets acquired and to eliminate NIC’s historical amortization in various line items in the unaudited pro forma condensed combined statement of operations.

Amortization expense related to developed technology	$20,000
Elimination of NIC's historical amortization expense - acquired software	(3,521)
Total	$16,479

Elimination of NIC's historical amortization expense - internally developed software	$(6,465)

Amortization expense related to customer relationships	$28,550
Amortization expense related to trade names	2,300
Elimination of NIC's historical amortization expense - customer relationships	(156)
Total	$30,694

(O)Represents adjustments to the other income (expense) line item related to interest expense consisting of the following:

Amortization of debt issuance costs	$3,143	(C)
Payment of bridge facility commitment fees	6,400	(D)
Interest incurred on the Notes	3,000
Total	$12,543
(P)Represents an adjustment to record the income tax consequences of the transaction accounting adjustments included herein. The adjustments have been tax effected at the effective tax rate of 25.5%. The Company is in the process of evaluating its current tax structure to support its current and future business requirements. Therefore, the actual amounts reflected in the statement of operations may differ materially from those included in the unaudited pro forma condensed combined statement of operations.
(Q)Pro forma diluted weighted average shares outstanding consists of the historical diluted weighted average shares outstanding of 41,526. The Notes, which are convertible into cash and, if applicable, shares of the Company’s stock, did not impact the diluted weighted average shares outstanding as the conversion was deemed antidilutive when using the Company’s stock price as of January 1, 2020 and the average stock price for 2020. It should be noted that the Company’s determination of the impact of the Notes’ conversion feature on the diluted weighted average shares outstanding was in accordance with Accounting Standards Update 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity, which the Company adopted in 2020.